Exhibit 32.1	Certification of Chief Executive Officer of Cigna Corporation pursuant to 18 U.S.C. Section 1350

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of Cigna Corporation for the fiscal period ending March 31, 2015 (the “Report”):

(1)                     complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cigna Corporation.

/s/ David M. Cordani
David M. Cordani

Chief Executive Officer

April 30, 2015